UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

NIELSEN HOLDINGS PLC

(Exact name of Registrant as Specified in its Charter)

England and Wales	001-35042	98-1225347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Avenue of the Americas New York, New York 10010	5th Floor Endeavor House 189 Shaftesbury Avenue London, WC2H 8JR
(Address of Principal Executive Offices)

+1 (410) 717-7134

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 11, 2022, Nielsen Holdings plc, a public limited company formed under the laws of England and Wales (“Nielsen”), completed the transactions contemplated by the Transaction Agreement, dated as of March 28, 2022, as amended on August 19, 2022 (the “Transaction Agreement”), by and among Nielsen, Neptune Intermediate Jersey Limited, a private limited company formed under the laws of the Bailiwick of Jersey (“Parent”), and Neptune BidCo US Inc., a corporation formed under the laws of Delaware and a wholly owned subsidiary of Parent (“Purchaser”). At the closing, Purchaser acquired all ordinary shares, nominal value of €0.07 per share, of Nielsen (each a “Company Ordinary Share” and together the “Company Ordinary Shares”), from Nielsen’s shareholders by way of a scheme of arrangement (the “Scheme”) in accordance with the provisions of the Scheme and the laws of England and Wales (the “Acquisition”). Parent and Purchaser are entities established by a consortium of private investment funds led by Evergreen Coast Capital Corp., an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P., together with institutional partners, (collectively, the “Consortium”), for the purpose of acquiring Nielsen.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

New Credit Agreements

On the Closing Date, Purchaser, as the borrower, entered into (a) that certain Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, the lenders from time to time party thereto, the other borrowers and guarantors from time to time party thereto and the other parties from time to time party thereto (the “First Lien Credit Agreement”), which provides for (i) a senior secured term A loan facility in an aggregate principal amount equal to approximately $2.5 billion (the “1L Term A Facility”), (ii) a senior secured US dollar term B loan facility in an aggregate principal amount equal to $3.35 billion (the “1L Term B Facility”, and together with the 1L Term A Facility, the “Dollar Term Loan Facilities”), (iii) a senior secured euro term B loan facility in an aggregate principal amount equal to €510 million and (iv) a senior secured revolving credit facility in an aggregate principal amount equal to $650 million, (b) that certain Second Lien Credit Agreement with Ares Capital Corporation, as administrative agent and collateral agent, the lenders from time to time party thereto, the other borrowers and guarantors from time to time party thereto and the other parties from time to time party thereto (the “Second Lien Credit Agreement”), which provides for a secured second lien term facility in an aggregate principal amount equal to approximately $2.15 billion, and (c) that certain Bridge Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, the lenders from time to time party thereto, the other borrowers and guarantors from time to time party thereto and the other parties from time to time party thereto (the “Bridge Credit Agreement” and, together with the First Lien Credit Agreement and Second Lien Credit Agreement, collectively, the “Credit Agreements”), which provides for a secured bridge term facility in an aggregate principal amount equal to approximately $1.956 billion. The Company and certain of its subsidiaries are guarantors under the Credit Agreements. The obligations under the First Lien Credit Agreement and under the Bridge Credit Facility are secured on a first priority basis by substantially all assets of the borrowers and guarantors (subject to certain exclusions and exceptions), and the obligations under the Second Lien Credit Agreement are secured by the same assets on a second lien priority basis. The Credit Agreements include representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Concurrently with the closing of the Acquisition, the Company repaid all loans and terminated all credit commitments outstanding under that certain Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020, among Nielsen Finance LLC, TNC (US) Holdings Inc., and Nielsen Holding and Finance B.V., as the borrowers, Citibank, N.A., as the administrative agent, the lenders party thereto and the other parties thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report is incorporated herein by reference.

On October 11, 2022, Parent completed the Acquisition. At the effective time of the Acquisition (the “Effective Time”), all outstanding Company Ordinary Shares were acquired by Purchaser from Nielsen’s shareholders in accordance with the provisions of the Scheme, and in consideration of a payment of $28.00 in cash for each Company Ordinary Share, without interest (the “Offer Consideration”), subject to required withholding taxes.

Pursuant to the Transaction Agreement, at the Effective Time, each outstanding option to purchase Company Ordinary Shares (a “Company Option”), whether vested or unvested, was cancelled and converted into the right to receive a cash payment equal to the product of (1) the number of Company Ordinary Shares subject to such Company Option as of immediately prior to the Effective Time and (2) the excess, if any, of the Offer Consideration over the exercise price per Company Ordinary Share subject to such Company Option as of the Effective Time. At the Effective Time, each outstanding restricted stock unit award in respect of Company Ordinary Shares (a “Company RSU Award”) was cancelled and converted into the right to receive a cash payment equal to the product of (1) the number of Company Ordinary Shares subject to such Company RSU Award as of immediately prior to the Effective Time and (2) the Offer Consideration. For purposes of clause (1) of the immediately preceding sentence, the number of Company Ordinary Shares subject to a performance-based Company RSU Award with respect to which the applicable performance period was incomplete as of immediately prior to the Effective Time was based on target (100%) performance.

The description of the Acquisition and the Transaction Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Transaction Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Nielsen with the Securities and Exchange Commission (the “SEC”) on March 30, 2022, as amended on August 19, 2022, and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

Prior to the Effective Time, Company Ordinary Shares were listed and traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “NLSN.” On October 11, 2022, Nielsen notified the NYSE that the Acquisition had been completed, and requested that the NYSE suspend trading of Company Ordinary Shares on the NYSE prior to the opening of trading on October 12, 2022. Nielsen also requested that the NYSE file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of all Company Ordinary Shares from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Company Ordinary Shares will no longer be listed on the NYSE.

Upon effectiveness of such Form 25, Nielsen intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Company Ordinary Shares under Section 12(g) of the Exchange Act and the suspension of Nielsen’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all Company Ordinary Shares.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

At the Effective Time, all outstanding Company Ordinary Shares were acquired by Purchaser in accordance with the provisions of the Scheme and the laws of England and Wales, and Nielsen’s shareholders ceased to have any rights with respect to the Company Ordinary Shares except their rights under the Scheme, including the right to receive the Offer Consideration.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and the information set forth under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Acquisition, a change in control of Nielsen occurred at the Effective Time, and Nielsen became a wholly-owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, James A. Attwood, Jr., Thomas H. Castro, Guerrino De Luca, Karen M. Hoguet, Janice Marinelli Mazza, Jonathan F. Miller, Stephanie Plaines, Nancy Tellem and Lauren Zalaznick resigned as directors of Nielsen, and Chris Hsu, David Kerko, Isaac Kim, Marc Steinberg, Ron Bloom, Anant Gupta, Paul Lepage, Rahul Bhattacharjee and Snehal Amin were appointed as directors of Nielsen. David Kenny continued as a director of Nielsen after the Effective Time.

The officers of Nielsen immediately prior to the Effective Time continued as officers of Nielsen. Effective upon completion of the Acquisition on October 11, 2022, Mr. Kim was also appointed as an officer of Nielsen with the title of Vice President.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Transaction Agreement, effective as of September 1, 2022 following approval by the Company’s shareholders, the articles of association of the Company were amended and restated in their entirety. A copy of such amended and restated articles of association is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events.

On October 11, 2022, Nielsen issued a press release announcing the closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

Exhibit 2.1	Transaction Agreement, dated as of March 28, 2022, by and among Nielsen Holdings plc, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nielsen Holdings plc with the Securities and Exchange Commission on March 30, 2022).

Exhibit 2.2	Amendment No. 1 to the Transaction Agreement, dated August 19, 2022, by and among Nielsen Holdings plc, Neptune Intermediate Jersey Limited and Neptune BidCo US Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nielsen Holdings plc with the Securities and Exchange Commission on August 19, 2022).

Exhibit 3.1	Articles of Association of Nielsen Holdings plc.

Exhibit 99.1	Press Release of Nielsen Holdings plc, dated as of October 11, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2022	NIELSEN HOLDINGS PLC

	By:	/s/ Jennifer Meschewski
Jennifer Meschewski
Secretary